UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE Amendment No. 1
                                       to
                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           DRAGON GOLD RESOURCES, INC.
                        ---------------------------------
             (Exact Name of registrant as specified in its charter)

          Nevada                   7373                88-0507007
-----------------------      -----------------      -----------------
(State  or  Jurisdiction    (Primary  Standard      (IRS  Employer
 of  Incorporation          Industrial              Identification
 or  Organization)          Classification          Number)
                            Code  Number)


       205-1072 Davie Street, Vancouver, British Columbia, Canada V6E 1M3
       -------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and
                          principal place of business)

                    Gregory Corcoran, Chief Executive Officer
                              205-1072 Davie Street
                           Vancouver, British Columbia
                                 Canada V6E 1M3
            ---------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                         David M. Loev, Attorney at Law
                         2777 Allen Parkway, Suite 1000
                              Houston, Texas 77019
                                 (713) 524-4110

              Approximate date of commencement of proposed sale to
         the public: As soon as practicable after the effective date of this registration statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form SB-2 (Registration No. 333-107915)(the "Registration Statement") of Dragon Gold Resources, Inc. (formerly Folix Technologies, Inc.), a Nevada corporation (the "Company") pursuant to Item 512 of Regulation S-B is being filed to remove from registration any of the securities that remained unsold at the end of the offering. The Company's Registration Statement was declared effective on December 15, 2003 for the purpose of registering up to 1,000,000 shares of common stock under the Securities Act of 1933. The Company sold 500,000 shares of common stock pursuant to its Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 500,000 shares which were unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Dragon Gold resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on June 17, 2004.

                                        DRAGON  GOLD  RESOURCES,  INC.

DATED:  June  17,  2004                 By:  /s/  Gregory  Corcoran
                                             ------------------------
                                             Gregory  Corcoran
                                             Chief  Executive  Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signature
Date                          Title
----------                  ---------

/s/  Gregory  Corcoran    Chief  Executive  Officer,  Chief
--------------------      Financial  Officer,  Principal
    Gregory  Corcoran     Accounting  Officer  and  Sole  Director

    June  17,  2004

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